EXHIBIT 3.1

BYLAWS

OF

BRITTON & KOONTZ CAPITAL CORPORATION

NATCHEZ, MISSISSIPPI

Adopted	July 21, 1982
Amended & Restated	November 18, 1997
January 20, 1998
December 18, 2001
February 21, 2006
August 15, 2006
November 20, 2007

TABLE OF CONTENTS

Description

ARTICLE I.  OFFICES
SECTION 1.01.  Principal Office
SECTION 1.02.  Registered Office

ARTICLE II.  STOCKHOLDERS
SECTION 2.01.  Annual Meeting
SECTION 2.02.  Special Meetings
SECTION 2.03.  Place of Meeting
SECTION 2.04.  Notice of Meeting
SECTION 2.05.  Closing of Transfer Books or Fixing of Record Date
SECTION 2.06.  Presiding Officer and the Secretary
SECTION 2.07.  Voting Lists
SECTION 2.08.  Quorum
SECTION 2.09.  Proxies
SECTION 2.10.  Voting of Shares
SECTION 2.11.  Voting of Shares by Certain Holders
SECTION 2.12.  Cumulative Voting
SECTION 2.13.  Stockholder Proposals

ARTICLE III.  BOARD OF DIRECTORS
SECTION 3.01.  General Powers
SECTION 3.02.  Qualifications
SECTION 3.03.  Number, Tenure and Election
SECTION 3.04.  Regular Meetings
SECTION 3.05.  Special Meetings
SECTION 3.06.  Action by Directors Without a Meeting
SECTION 3.07.  Notice
SECTION 3.08.  Quorum
SECTION 3.09.  Organization
SECTION 3.10.  Manner of Acting
SECTION 3.11.  Compensation
SECTION 3.12.  Presumption of Assent
SECTION 3.13.  Vacancies
SECTION 3.14.  Emergency Provisions
SECTION 3.15.  Meetings by Telephone Conference Calls

ARTICLE IV.  OFFICERS
SECTION 4.01.  Generally
SECTION 4.02.  Chairman of the Board of Directors
SECTION 4.03.  Vice-Chairman of the Board of Directors
SECTION 4.04.  President
SECTION 4.05.  Vice Presidents
SECTION 4.06.  Secretary
SECTION 4.07.  Treasurer
SECTION 4.08.  Other Officers
SECTION 4.09.  Removal
SECTION 4.10.  Vacancies
SECTION 4.11.  Salaries

ARTICLE V.  STOCK CERTIFICATES
SECTION 5.01.  Certificates for Shares
SECTION 5.02.  Transfer of Shares

ARTICLE VI. INDEMNIFICATION
SECTION 6.01.  General Provision
SECTION 6.02.  Suits by Corporation
SECTION 6.03.  Successful Defense
SECTION 6.04.  Authorization of Indemnification
SECTION 6.05.  Advance Payments
SECTION 6.06.  Exclusivity
SECTION 6.07.  Insurance
SECTION 6.08.  Partial Enforcement

ARTICLE VII.  CONTRACTS, LOANS, CHECKS, DEPOSITS AND INVESTMENTS

SECTION 7.01.  Contracts
SECTION 7.02.  Loans
SECTION 7.03.  Checks, Drafts, etc.
SECTION 7.04.  Deposits

ARTICLE VIII.  CONFIRMATION AND RATIFICATION OF CONTRACTS
SECTION 8.01.  Conflicts of Interest
SECTION 8.02.  Ratification by Stockholders

ARTICLE IX.  YEAR

ARTICLE X.  DIVIDENDS

ARTICLE XI.  SEAL

ARTICLE XII.  WAIVER OF NOTICE

ARTICLE XIII.  BYLAWS
SECTION 13.01.  Inspection
SECTION 13.02.  Amendments

BRITTON & KOONTZ CAPITAL CORPORATION

NATCHEZ, MISSISSIPPI

AMENDED AND RESTATED BYLAWS

ARTICLE I.  OFFICES

SECTION 1.01.  Principal Office.  The principal office of the Corporation shall be at Natchez, Adams County, Mississippi.  The Corporation may have such other offices as the Board of Directors may designate or the business of the Corporation may require.

SECTION 1.02.  Registered Office.  The registered office of the Corporation required by the Mississippi Business Corporation Act to be maintained in the State of Mississippi may be, but need not be, identical with the Corporation’s principal office, and the address of the registered office may be changed from time to time by the Board of Directors as provided by law.

ARTICLE II.  STOCKHOLDERS

SECTION 2.01.  Annual Meeting.  The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time as the Board of Directors shall determine.  The annual meeting of stockholders may be held conjointly with the annual meeting of the Board of Directors.

SECTION 2.02.  Special Meetings.  Special meetings of the stockholders, for any purpose, may be called by the Chairman of the Board, the President or by a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.  Such request shall state the purposes of the proposed meeting.  Business transacted at all special meetings shall be confined to the objects stated in the call.

SECTION 2.03.  Place of Meeting.  The Board of Directors may designate any place as the place of meeting for any meeting of the stockholders.  If no designation is made, the place of meeting shall be at the Corporation’s principal office.

SECTION 2.04.  Notice of Meeting.  Written notice stating the time and place of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the other persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation.

SECTION 2.05.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 2.06.  Presiding Officer and the Secretary.  The President or, in the President’s absence, an officer designated by the Board of Directors, shall preside at all stockholder meetings, and the Secretary shall serve as secretary.  Otherwise, a Chairman and/or Secretary shall be elected by the stockholders present to act in the absence of those officers.

SECTION 2.07.  Voting Lists.  The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder for any proper purpose during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder for any proper purpose during the meeting.  The original stock transfer book shall be prima facie evidence as to the identity of stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

SECTION 2.08.  Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, as long as not less than one-third of the shares entitled to vote at the meeting are represented.  If a quorum is present, or the above conditions are fulfilled so that business may be transacted, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the articles of incorporation or elsewhere in these Bylaws by specific provision.

SECTION 2.09.  Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 2.10.  Voting of Shares.  Subject to the provisions of Section 2.12, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

SECTION 2.11.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation or entity may be voted by such officer, agent or proxy as the bylaws of such corporation or entity may prescribe or, in the absence of such provision, as the board of directors or other governing body of such corporation or entity may designate.

Shares held by an administrator, executor, guardian or conservator may be voted by such administrator, executor, guardian or conservator, either in person or by proxy, without a transfer of such shares into such administrator’s, executor’s, guardian’s or conservator’s name.  Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by a trustee without a transfer of such shares into that trustee’s name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

The Corporation may own shares of its own stock as provided by Mississippi law.  If the Corporation owns shares of its own stock at any time, those shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of shares outstanding at any given time.

SECTION 2.12.  Cumulative Voting.  At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by that stockholder for as many persons as there are directors to be elected and for whose election that stockholder has a right to vote, or to cumulate that stockholder’s votes by giving one candidate as many votes as the number of such directors multiplied by the number of that stockholder’s shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

SECTION 2.13.  Stockholder Proposals.

(a)           If any stockholder desires to submit a proposal for action at any meeting of stockholders, including the nomination of one or more individuals for election as a director, such stockholder (hereinafter the “proponent”) and proposal must satisfy and comply with all of the following conditions and requirements:

(1)           At the time of submitting the proposal, the proponent must be the record or beneficial owner of at least 1% or $1,000 in market value of shares having voting power on the proposal at the meeting and have held such shares for at least one year, and the proponent shall continue to own such shares through the date on which the meeting is held.

(2)           The proposal must be submitted in writing and be accompanied by written disclosure of the proponent’s name, address, number of shares owned, the dates upon which such shares were acquired, and documentary support of the proponent’s ownership of such shares.

(3)           The proposal and other required material must be received by the Corporation a reasonable period of time in advance of the meeting to which the proposal relates and in any event must comply with the notification requirements set forth in Rule 14a-8 of Regulation 14A adopted pursuant to the Securities Exchange Act of 1934, as amended from time to time.

(4)           If the proposal nominates one or more individuals for election as a director, the proposal must include or be accompanied by a written statement of each nominee’s signed consent to being named as such a nominee and to serve if elected.
(5)           The proposal must be presented at the meeting for which it is submitted by the proponent or a duly authorized and qualified representative.

(b)           If the proponent or proposal fails, in any respect, to satisfy and comply with all of the foregoing conditions and requirements, the proposal shall be deemed as not properly coming before the meeting and no votes cast in support of the proposal shall be given effect, except for the purpose of determining the presence of a quorum.

(c)           Notwithstanding any provision of these Bylaws to the contrary, the Corporation may exclude from consideration by stockholders at any meeting of stockholders any proposal permitted or required to be excluded from consideration by applicable law, rule or regulation.

(d)	This Section 2.13 shall not be applicable to proposals placed before any meeting of stockholders by action of the Board of Directors.

ARTICLE III.  BOARD OF DIRECTORS

SECTION 3.01.  General Powers.  The business and affairs of the Corporation shall be managed and administered by its Board of Directors.  Except as limited by law, all corporate powers shall be vested in and exercised by the Board.

SECTION 3.02.  Qualifications.  In addition to such qualifications as may be required by law or the Articles of Incorporation, beginning with the annual meeting in the year 2000, no individual shall be eligible to serve or to continue to serve as a director upon that director attaining his or her 72nd birthday.  Thereafter, any incumbent director who attains the age of 72 may remain in office until the next succeeding annual meeting of stockholders, at which time such director shall retire from the Board of Directors.  Notwithstanding the foregoing provisions of this Section 3.02, retiring directors may, upon invitation of the Board of Directors, continue for a period of up to an additional five (5) years in the capacity of non-voting advisory members of the Board of Directors.

SECTION 3.03.  Number, Tenure and Election.  The Corporation shall have three classes of directors, each class to be as nearly equal in number as possible, with the term of office of one class expiring each year.  The number of directors of the Corporation shall be not less than five (5) nor more than twenty-five (25), and the Board of Directors shall establish by resolution the number of directors to serve and the number of directors to comprise each class.  At each annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office for a term of three (3) years.

Except as otherwise provided in Section 3.13 below, directors shall be elected only at annual meetings of stockholders, and any vacancy in the Board of Directors, however created, shall be filled at the annual meeting succeeding the creation of such vacancy.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

No member of the Board of Directors may be removed, with or without cause, except at a meeting called in accordance with the Bylaws expressly for that purpose and except upon a vote in favor of such removal of the holders of eighty percent (80%) of the shares then entitled to vote at an election of directors; and in the event that less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against that director’s removal would be sufficient to elect that director if then cumulatively voted at an election of the class of directors of which that director is a part.

SECTION 3.04.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after or conjointly with, and at the same place as, the annual meeting of stockholders.  The Board of Directors shall provide by resolution the time and place for the holding of additional meetings without other notice than such resolution.

SECTION 3.05.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board of Directors or by a majority of the Board of Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.06.  Action by Directors Without a Meeting.  Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

SECTION 3.07.  Notice.  Notice of any special meeting shall be given by telephone or telegram or by written notice delivered personally or mailed to each director at the director’s business address.  If notice is by personal delivery, the delivery shall be at least two days prior to the special meeting.  If notice is given by mail, such notice shall be deposited in the United States mail and addressed to each director at the director’s business address at least five days prior to any special meeting.  If notice is given by telegram, such notice shall be delivered to the telegram company at least five days prior to any special meeting.  If notice is given by telephone, such notice shall be made at least two days prior to any special meeting.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.08.  Quorum.  A majority of the number of directors elected and serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.09.  Organization.  The Board of Directors shall elect one of its members Chairman of the Board, who shall preside at all meetings of the Board.  By resolution the directors shall designate from among its members an Executive Committee and may designate from its members other committees, each of which shall have such authority as is prescribed by the Board of Directors.  All such committees shall keep regular minutes of their meetings and shall report their actions to the Board of Directors at its next meeting.

SECTION 3.10.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.11.  Compensation.  By resolution of the Board of Directors, the directors may be paid for the expense of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  Members of special or standing committees may be allowed like compensation for attending meetings.  However, no such payments shall preclude any director from serving the Corporation as an officer or in any other capacity and receiving compensation in that other capacity.

SECTION 3.12.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action is taken shall be presumed to have assented to the action taken unless that director’s dissent shall be entered in the minutes of the meeting or unless that director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within twenty-four (24) hours after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.13.  Vacancies.  When any vacancy occurs among the directors by reason of death or resignation, the remaining members of the Board may appoint a director to fill such vacancy at any meeting of the Board.

SECTION 3.14.  Emergency Provisions.  During the existence or continuance of any emergency resulting from an attack on the United States or during any nuclear or atomic disaster:
(a)           A meeting of the Board of Directors may be called by any director.

(b)           Notice of any meeting need be given only to such of the directors as it may be feasible to reach and by such means as may be feasible at the time.

(c)           Any director in attendance at any meeting of the Board of Directors shall constitute a quorum for the transaction of business.

(d)           If all of the directors are absent or otherwise unavailable, any officer present shall be deemed to be a director for all purposes.

SECTION 3.15.  Meetings by Telephone Conference Calls.  The members of the Board of Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other, and participation in such a meeting shall constitute presence at such meeting by any such director, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV.  OFFICERS

SECTION 4.01.  Generally.  The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President and a Treasurer.  Officers shall be elected by the Board of Directors.  Each officer shall hold office until a successor is elected and qualified or until that officer’s earlier resignation or removal.  Any one or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 4.02.  Chairman of the Board of Directors.  The Board of Directors shall appoint one of its members to serve as the Chairman of the Board.  Such person shall preside at all meetings of the Board of Directors.  The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board; and shall have such additional powers, duties and responsibilities as are prescribed by the Board of Directors.

SECTION 4.03.  Vice-Chairman of the Board of Directors.  The Board of Directors shall appoint one of its members to be the Vice-Chairman.  The Vice-Chairman shall act during the absence of the Chairman, and the Vice-Chairman, during the absence of the Chairman, shall have all of the power, authority, duties and responsibilities of the Chairman.

SECTION 4.04.  President.  The Board of Directors shall appoint a President who shall be the Chief Executive Officer of the Corporation.  The President shall have general executive powers, as well as the specific powers conferred by these Bylaws.  The President shall also have and may exercise such further powers and duties as from time to time may be prescribed by the Board of Directors.  One of the Vice Presidents shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

SECTION 4.05.  Vice Presidents.  The Board of Directors may appoint one or more Vice Presidents and shall have the authority to designate different classes of Vice Presidents, including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and such other classes as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation.  Each Vice President shall have such powers and duties as may be prescribed by the President or by the Board of Directors.

SECTION 4.06.  Secretary.  The Board of Directors shall appoint a Secretary, who shall: (a) keep the minutes of the stockholders and of the Board of Directors meetings; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by each stockholder; (e) sign with the President or other designated officer stock certificates of the Corporation; (f) have charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as may from time to time be prescribed by the President or by the Board of Directors.

SECTION 4.07.  Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

SECTION 4.08.  Other Officers.  The Board of Directors may appoint other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation.  Such officers shall exercise such powers and perform such duties as pertain to their offices, or as may be prescribed by the President or by the Board of Directors.

SECTION 4.09.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, and the election of another person to an office shall automatically remove the incumbent from such office.

SECTION 4.10.  Vacancies.  The Board of Directors shall have authority to fill any vacancy occurring in the offices of the Corporation by election at any meeting of the Board of Directors.

SECTION 4.11.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that that officer is also a director or employee of the Corporation.  The President may fix the salaries of the employees who are not officers, subject to the approval of the Board of Directors.

ARTICLE V.  STOCK CERTIFICATES

SECTION 5.01.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be attested by the corporate seal.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of each person to whom shares are issued, and the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.  No stock certificate will be issued for fractional shares of stock, and no dividend payment will be made for fractional shares of stock.

SECTION 5.02.  Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

ARTICLE VI. INDEMNIFICATION

SECTION 6.01.  General Provision.  Subject to the provisions of Section 6.04, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 6.02.  Suits by Corporation.  Subject to the provisions of Section 6.04, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 6.03.  Successful Defense.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 or 6.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, notwithstanding that such person has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

SECTION 6.04.  Authorization of Indemnification.  Any indemnification under Sections 6.01 or 6.02 shall (unless ordered by a court) be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 or 6.02, as the case may be.  Such determination shall be made (l) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 6.05.  Advance Payments.  Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in Section 6.04 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.

SECTION 6.06.  Exclusivity.  The indemnification provided by Article VI shall not be deemed exclusive of, and shall be in addition to, any other rights to which those indemnified may be entitled under any statute, rule of law, provision in the Corporation's certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.07.  Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

SECTION 6.08.  Partial Enforcement.  The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect.

ARTICLE VII.  CONTRACTS, LOANS, CHECKS, DEPOSITS AND INVESTMENTS

SECTION 7.01.  Contracts.  The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.02.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.  Loans may be made by the Corporation to its officers or directors subject to the guidelines imposed by law.

SECTION 7.03.  Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officers and/or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 7.04.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII.  CONFIRMATION AND RATIFICATION OF CONTRACTS

SECTION 8.01.  Conflicts of Interest.  In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at its meeting at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction, there shall be present a quorum of directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected.  Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that that director is also a director of such subsidiary or affiliated corporation.

SECTION 8.02.  Ratification by Stockholders.  Any contract, transaction, or act of the Corporation or of the Board of Directors or any committee thereof which shall be ratified by a majority of the stockholders of the Corporation shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its officers or directors of their right to proceed with such contract, transaction or action.

ARTICLE IX.  YEAR

The Corporation’s tax and accounting year shall be a fiscal year ending December 31.

ARTICLE X.  DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares, payable in cash, other assets or by way of stock dividends.  No dividends will be paid with respect to any fractional shares of stock.

ARTICLE XI.  SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, its state of incorporation and the words "Corporate Seal."

ARTICLE XII.  WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these Bylaws, the Corporation’s articles of incorporation or the laws of the State of Mississippi, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII.  BYLAWS

SECTION 13.01.  Inspection.  A copy of the Bylaws shall at all times be kept at the principal office of the Corporation and shall be open for inspection to all stockholders for any proper purpose during regular business hours.

SECTION 13.02.  Amendments.  These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a two-thirds (2/3rds) vote of the directors then holding office at any meeting of the Board of Directors.

ARTICLES OF AMENDMENT TO
THE BYLAWS OF
BRITTON & KOONTZ CAPITAL CORPORATION

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of Britton & Koontz Capital Corporation, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of Britton & Koontz Capital Corporation:

ONE:                      Section 2.13 of Article II of the Bylaws is hereby deleted and replaced in its entirety with the following:

SECTION 2.13.                                Notice of Stockholder Business and Nominations.

(a)           Annual Meetings of Stockholders.

(i)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these Amended and Restated Bylaws, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (ii) and (iii) of this Section 2.13(a) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a) (i) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the immediately preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than ninety days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.13(a). Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, the reason for making such nomination, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and all arrangements or understandings between or among the stockholder giving the notice and each nominee; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(iii)           Notwithstanding anything in the second sentence of clause (ii) of this Section 2.13(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these Amended and Restated Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s Notice of Meeting, if the stockholder’s notice as required by clause (ii) of this Section 2.13(a) of these Amended and Restated Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)           General

(i)           Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that (a) such defective proposal or nomination shall be disregarded and (b) any votes cast in support of such defective proposal or nomination shall be given no effect except for the purpose of determining the presence of a quorum with respect to such matters.

(ii)           For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release distributed to the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(iii)           Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Approved:  February 21, 2006

ARTICLES OF AMENDMENT TO

THE BYLAWS OF

BRITTON & KOONTZ CAPITAL CORPORATION

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of Britton & Koontz Capital Corporation, as amended, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of Britton & Koontz Capital Corporation, effective August 15, 2006:

ONE:	The Bylaws are hereby amended by deleting the last sentence of Section 3.02 of Article III of the Bylaws.

Approved:  August 15, 2006

ARTICLES OF AMENDMENT TO
THE BYLAWS OF
BRITTON & KOONTZ CAPITAL CORPORATION

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of Britton & Koontz Capital Corporation, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of Britton & Koontz Capital Corporation:

ONE:  Section 2.10 of Article II of the Bylaws is hereby amended by deleting “Subject to the provisions of Section 2.12,” at the beginning of such section and capitalizing the word “each” at the beginning of such amended section.

TWO: Section 2.12 of Article II of the Bylaws is hereby deleted and replaced in its entirety with the following:
SECTION 2.12. [Intentionally omitted.]

THREE: Article V of the Bylaws is hereby deleted and replaced in its entirety with the following:

ARTICLE V. CAPITAL STOCK

SECTION 5.01.  Issuance of Shares.  The shares of the capital stock of the Corporation may be certificated or uncertificated.  If shares are certificated, or at the request of a holder of uncertificated shares, the Corporation shall cause to be issued to the holder of such shares one or more certificates in such form, not inconsistent with that required by the laws of the State of Mississippi and the Corporation’s Articles of Incorporation, as shall be approved by the Board of Directors.  Each such certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be attested by the corporate seal, provided, however, that any or all of the signatures on the certificate may be facsimile.  Each such certificate shall specify the number of shares represented by the certificate.  If the stock of the Corporation shall be divided into one or more classes or series, then the class and series of such shares, and the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class or series of such shares and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate (if any) that the Corporation may issue to represent such class or series of shares; provided, however, that in lieu of the foregoing, there may be set forth on the face or back of such certificate (if any) that the Corporation will furnish such information without charge to each stockholder who so requests.

The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or agents as the Board of Directors may from time to time determine.  If any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.  The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name, address, number of shares and date of issue.

SECTION 5.02.  Transfer of Shares.  The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, who shall furnish proper evidence of authority to the Secretary of the Corporation, and, in the case of shares represented by certificates, upon surrender and cancellation of certificates for a like number of shares.  Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 5.03.  Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof for all proper corporate purposes, including the voting of the shares at a regular or special meeting of the stockholders and the issuance and payment of dividends on such shares.  Accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by the laws of the State of Mississippi.

SECTION 5.04.  Lost or Stolen Certificates.  The Board of Directors may determine the conditions upon which a new certificate of stock or uncertificated shares may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed.  The Board of Directors may, in its discretion, require the owner of such certificate or such owner’s legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate or uncertificated shares in the place of the certificate so lost, stolen or destroyed.

SECTION 5.05.  Regulations Regarding Shares.  The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates and uncertificated shares and, in the case of shares represented by certificates, the replacement of certificates.

Approved:  November 20, 2007